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                                                                       EXHIBIT 4


        Writer's Direct Dial: (212) 225-2730

                                                              February 13, 2006


United Mexican States
Ministry of Finance and Public Credit
Palacio Nacional
Patio Central, 3er Piso
Oficina 3010
Colonia Centro
Mexico D.F. 06000
Mexico

Ladies and Gentlemen:

                  We have acted as special United States counsel to the United Mexican States ("Mexico") in connection with Mexico's offering from time to time pursuant to registration statements nos. 333-122616 and 333-110594, filed with the Securities and Exchange Commission (the "Commission") under Schedule B of the Securities Act of 1933, as amended (the "Securities Act"), of up to U.S.$1,500,000,000, or the equivalent thereof in one or more other currencies, aggregate principal amount or aggregate initial offering price of its InterNotes(R) Due Nine Months or More from Date of Issue (the "Notes"). The Notes are to be issued pursuant to a fiscal agency agreement dated as of February 13, 2006 (the "Fiscal Agency Agreement") among Mexico, The Bank of New York, as fiscal agent and principal paying agent (the "Fiscal Agent") and The Bank of New York, as Luxembourg Paying and Transfer Agent (the "Luxembourg Paying and Transfer Agent.") Such registration statements, as amended as of February 13, 2006, the date of the most recent Form 18-K/A filed as an amendment thereto, but excluding the documents incorporated by reference therein, are herein collectively called the "Registration Statements," and the related prospectus dated April 27, 2005 included in registration statement No. 333-122616, as supplemented by the prospectus supplement dated February 13, 2006, each as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, are herein called the "Basic Prospectus" and "Prospectus Supplement," respectively, and are herein collectively called the "Prospectus."

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United Mexican States
Ministry of Finance and Public Credit, p.2


                  The Notes may bear interest at either fixed rates ("Fixed Rate Notes") or floating rates ("Floating Rate Notes"). Mexico may from time to time offer Notes the principal amount of which will be payable at maturity and/or the interest thereon will be determined by reference to one or more designated currencies, the price of one or more designated commodities, the level of one or more designated stock indexes or other objective indexes, price or economic measures. Notes, which neither the principal amount of which will be payable at maturity nor the interest thereon will be determined by reference to such prices, levels or other measures, are referred to herein as "non-indexed."

                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a) the Registration Statements;

                  (b) an executed copy of the Fiscal Agency Agreement;

                  (c) an executed copy of the Authorization Certificate, dated as of February 13, 2006 (the "Authorization Certificate"), pursuant to which the terms of the Notes were established;

                  (d) the forms of Fixed Rate Note and Floating Rate Note attached as Annexes C and D, respectively, to the Authorization Certificate; and

                  (e) the Prospectus.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and other certificates of public officials, representatives of Mexico and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified that non-indexed Fixed Rate Notes and non-indexed Floating Rate Notes will conform to the forms thereof that we have examined. Since no form has yet been developed other than of non-indexed Fixed Rate Notes and non-indexed Floating Rate Notes, we express no opinion as to any matters relating to Notes other than non-indexed Fixed Rate Notes and non-indexed Floating Rate Notes.

                  Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Notes, in substantially the form annexed to the Authorization Certificate, have been completed and duly executed and delivered by Mexico and duly authenticated by the Fiscal Agent in accordance with the terms of the Fiscal Agency Agreement and paid for by the purchasers thereof, the Notes will constitute valid, binding and enforceable obligations of Mexico.

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United Mexican States
Ministry of Finance and Public Credit, p.3


                  In giving the foregoing opinion, we have assumed that (a) each of Mexico and the Fiscal Agent has satisfied those legal requirements that are applicable to it to the extent necessary to make the Fiscal Agency Agreement and the Notes enforceable against the parties thereto (except that no such assumption is made as to Mexico regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable with respect to such agreement or obligation), (b) any terms of the Notes that are not contained in the forms thereof that we have reviewed will comply with applicable law and will be valid, binding and enforceable, and (c) the interest rate on the Notes will not exceed the maximum rate permitted by law. In addition, such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights. We note that (i) the enforceability in the United States of the waiver by Mexico of its immunities from court jurisdiction and from legal process, as set forth in the Fiscal Agency Agreement and the Notes, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (ii) the designation in Section 12 of the Fiscal Agency Agreement of the U.S. federal courts sitting in The City of New York as a venue for actions or proceedings relating to the Fiscal Agency Agreement and the Notes is (notwithstanding the waiver in or pursuant to Section 12 of the Fiscal Agency Agreement) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. Section 1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

                  We note that by statute, the law of the State of New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

                  The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

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United Mexican States
Ministry of Finance and Public Credit, p.4


                  We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to Mexico's Annual Report on Form 18-K for its Fiscal Year ended December 31, 2004 and to the references to us under the heading "Validity of the Securities" in the prospectus dated April 27, 2005 referred to above. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statements, including this exhibit, within the meaning of the term "expert" as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                    Very truly yours,

                                    CLEARY GOTTLIEB STEEN & HAMILTON LLP



                                    By    /s/ Wanda J. Olson, a Partner
                                       ---------------------------------
                                          Wanda J. Olson, a Partner